UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 23, 2007
Date of Report (Date of earliest event reported)
SANDY SPRING BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)
17801 Georgia Avenue
Olney, Maryland 20832
(Address of principal executive offices)
(301) 774-6400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     Pursuant to the agreement and plan of merger dated as of December 13, 2006 (as amended, the “Merger Agreement”) between Sandy Spring Bancorp, Inc. (the “Registrant”) and CN Bancorp, Inc. (“CNB”), the Registrant elected to cause either CNB or CNB’s wholly owned subsidiary, County National Bank, to offer to cancel each option outstanding under CNB’s Stock Option Plan in exchange for a cash payment in accordance with the terms of the Merger Agreement.
     On April 23, 2007, CNB sent a written notice to each holder of an outstanding option under the CNB Stock Option Plan, offering to cancel such holder’s options in exchange for a cash payment. A copy of the written notice is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.
Additional information about the proposed merger with CN Bancorp
     The Registrant has filed a proxy statement/prospectus and other relevant documents concerning the proposed merger with the SEC. The Registrant urges investors to read the proxy statement/prospectus and any other documents filed with the SEC in connection with the merger or incorporated by reference in the proxy statement/prospectus, because they contain important information. Investors will be able to obtain these documents free of charge at the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by the Registrant will be available free of charge from Shareholder Relations at 301/570-8338.
     The directors and executive officers of CNB may be deemed to be participants in the solicitation of proxies in respect of the merger proposal described in the proxy statement/prospectus. Information regarding CNB’s directors and executive officers is included in Appendix D of the proxy statement/prospectus.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1	Written notice of CNB to the holders of options to purchase CNB common stock dated April 23, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sandy Spring Bancorp, Inc. (Registrant)
	By:	/s/ Frank H. Small
	Name:	Frank H. Small
Date: April 23, 2007	Title:	Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Written notice of CNB to the holders of options to purchase CNB common stock dated April 23, 2007.

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